                                                                   Exhibit 12.01

               Travelers Property Casualty Corp. and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
                   (In millions of dollars, except for ratio)

                                                     Three Months Ended        Six Months Ended
                                                          June 30,                  June 30,
                                                          --------                  --------
                                                     1998         1997         1998         1997
                                                    ------       ------       ------       ------
Income before income taxes                          $  426       $  393       $  912       $  783
Interest                                                40           40           81           80
Portion of rentals deemed to be interest                12            9           24           18
                                                    ------       ------       ------       ------
Earnings available for fixed charges                $  478       $  442       $1,017       $  881
                                                    ======       ======       ======       ======
Fixed charges:
     Interest                                       $   40       $   40       $   81       $   80
     Portion of rentals deemed to be interest           12            9           24           18
                                                    ------       ------       ------       ------
     Total fixed charges                            $   52       $   49       $  105       $   98
                                                    ======       ======       ======       ======
Ratio of earnings to fixed charges                   9.19x        9.02x        9.69x        8.99x
                                                    ======       ======       ======       ======

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges by the fixed charges. For purposes of this ratio, fixed charges consist of that portion of rentals deemed representative of the appropriate interest factor.